Exhibit 10.1
AMENDMENT NO. 2 TO THE
PEABODY ENERGY CORPORATION
2004 LONG-TERM EQUITY INCENTIVE PLAN
     WHEREAS, Peabody Energy Corporation (the “Corporation”) adopted and maintains the Peabody Energy Corporation 2004 Long-Term Equity Incentive Plan (the “Plan”);
     WHEREAS, pursuant to Section 16 of the Plan, the Board of Directors of the Corporation (the “Board”) may amend the Plan for various purposes, including but not limited to preventing an expense charge to the Corporation, subject to the limitations set forth therein;
     WHEREAS, the Corporation contemplates spinning off a portion of its business into another entity and distributing a dividend in the form of stock of that other entity (such transaction referred to herein as “Project Gemini”), which, if such actions were to constitute a “Recapitalization Event” under the Plan, would cause the Corporation to incur a substantial expense under the Plan;
     WHEREAS, the “Recapitalization Event” definition was not intended by the Corporation to apply in a transaction such as Project Gemini, which does not include a cash dividend or the distribution of additional cash value to the shareholders of the Corporation; and
     WHEREAS, the Corporation deems it appropriate to amend the “Recapitalization Event” definition used in the Plan;
     NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 2007, as follows:
I.
     Section 17(o) of the Plan is hereby amended to read in its entirety as follows:
     “(o) For purposes hereof, ‘Recapitalization Event’ shall mean a recapitalization, reorganization, stock dividend or other special corporate restructuring which results in an extraordinary distribution to the stockholders of cash and/or securities through the use of leveraging or otherwise but which does not result in a Change in Control; provided, however, that neither the distribution by the Corporation to its shareholders of the common stock of Patriot Coal Corporation (the “Distribution”) nor any of the transactions undertaken in connection with the Distribution shall be considered or treated as a Recapitalization Event.’”
II.
     In all other respects, the Plan shall remain unchanged and in full force and effect.
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     IN WITNESS WHEREOF, this amendment is executed this 10th day of October, 2007.

PEABODY ENERGY CORPORATION
By:
Title:

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